As filed with the Securities and Exchange Commission on December 15, 1997
                                             REGISTRATION NO. 333-______________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                             HEALTHSOUTH CORPORATION
             (Exact Name of Registrant as Specified in its Charter)
                              --------------------

            DELAWARE                                   63-0860407
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)

               ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243
               (Address of Principal Executive Offices) (Zip Code)

                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)


                               RICHARD M. SCRUSHY
                              Chairman of the Board
                           and Chief Executive Officer
                             HEALTHSOUTH Corporation
                             One HealthSouth Parkway
                            Birmingham, Alabama 35243
                    (Name and address of agent for service)
                                 (205) 967-7116
         (Telephone number, including area code, of agent for service)


                                    Copy to:

                             WILLIAM W. HORTON, ESQ.
                   Senior Vice President and Corporate Counsel
                             HEALTHSOUTH Corporation
                             One HealthSouth Parkway
                            Birmingham, Alabama 35243
                                 (205) 967-7116
                              --------------------

        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

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

         TITLE OF                                              PROPOSED MAXIMUM             PROPOSED MAXIMUM             AMOUNT OF
        SECURITIES                 AMOUNT TO BE                 OFFERING PRICE             AGGREGATE OFFERING          REGISTRATION
     TO BE REGISTERED             REGISTERED (1)                 PER SHARE (2)                  PRICE (2)               FEE (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
     Common Stock, Par
   Value $.01 Per Share          2,810,066 shares                     N/A                      $74,642,378              $22,020

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

(1) 2,810,066 shares of the Common Stock of HEALTHSOUTH Corporation (the "Company") in the above referenced plan are being registered in this Registration Statement. An additional 8,753,482 shares of the Company's Common Stock (adjusted to give effect to the two-for-one stock split of the Company's Common Stock effected on March 17, 1997), also issuable pursuant to the above-referenced plan, were previously registered on Registration Statement No. 333-2221, for which registration fees have previously been paid.
(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on a price of $26.5625 per share, which represents the average of the high and low prices for the shares of HEALTHSOUTH Common Stock as reported on the New York Stock Exchange on December 11, 1997.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 2,810,066 shares of the Common Stock of HEALTHSOUTH Corporation issuable pursuant to its 1995 Stock Option Plan, and includes the Registration Statement facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion and an accountant's consent. Pursuant to Instruction E, the content of the Company's Registration Statement on Form S-8 (No. 333-2221), including the exhibits thereto, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 15, 1997.

                                             HEALTHSOUTH CORPORATION


                                              By /s/RICHARD M. SCRUSHY
                                                 -------------------------------
                                                 Richard M. Scrushy
                                                 Chairman of the Board
                                                 and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Richard M. Scrushy and Michael D. Martin, and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



               Signature                                      Capacity                                Date


/s/       RICHARD M. SCRUSHY                            Chairman of the Board                   December 15, 1997
--------------------------------------               and Chief Executive Officer
         (Richard M. Scrushy)                               and Director


/s/        MICHAEL D. MARTIN                        Executive Vice President and                December 15, 1997
--------------------------------------                 Chief Financial Officer
          (Michael D. Martin)                      (Principal Financial Officer)


/s/        WILLIAM T. OWENS                     Senior Vice President and Controller            December 15, 1997
--------------------------------------             (Principal Accounting Officer)
          (William T. Owens)


/s/       JOHN S. CHAMBERLIN                                  Director                          December 15, 1997
--------------------------------------
         (John S. Chamberlin)


/s/         C. SAGE GIVENS                                    Director                          December 15, 1997
--------------------------------------
           (C. Sage Givens)


/s/      CHARLES W. NEWHALL III                               Director                          December 15, 1997
--------------------------------------
       (Charles W. Newhall III)




/s/        GEORGE H. STRONG                                   Director                          December 15, 1997
--------------------------------------
          (George H. Strong)


/s/      PHILLIP C. WATKINS, M.D.                             Director                          December 15, 1997
--------------------------------------
      (Phillip C. Watkins, M.D.)



/s/        JAMES P. BENNETT                                   Director                          December 15, 1997
--------------------------------------
          (James P. Bennett)


/s/         LARRY R. HOUSE                                    Director                          December 15, 1997
--------------------------------------
           (Larry R. House)


/s/        ANTHONY J. TANNER                                  Director                          December 15, 1997
--------------------------------------
          (Anthony J. Tanner)


/s/         P. DARYL BROWN                                    Director                          December 15, 1997
--------------------------------------
           (P. Daryl Brown)


/s/         JOEL C. GORDON                                    Director                          December 15, 1997
--------------------------------------
           (Joel C. Gordon)

/s/         NEAL M. ELLIOT                                    Director                          December 15, 1997
--------------------------------------
           (Neal M. Elliot)



                                INDEX TO EXHIBITS

                                                                                    Sequentially
    Exhibit No.                             Description                             Numbered Page
    -----------                             -----------                             -------------

         4                          1995 Stock Option Plan, incorporated
                                    by reference from Exhibit (4)-1 to
                                    the Company's Registration Statement
                                    on Form S-8 (No. 333-2221) dated as
                                    of April 3, 1996.

         5                          Opinion of Haskell Slaughter
                                    & Young, L.L.C. as to the
                                    legality of the shares of
                                    HEALTHSOUTH Common Stock
                                    being registered

       23.1                         Consent of Ernst & Young LLP

       23.2                         Consent of Haskell Slaughter
                                    & Young, L.L.C. (included in the
                                    opinion filed as Exhibit 5)

        24                          Powers of Attorney
                                    (See signature pages)

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